UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2014

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19975 Victor Parkway, Livonia, Michigan 48152

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 734-591-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

In connection with the offer to purchase and consent solicitation statement (the “Offer and Consent Solicitation”) distributed to holders of outstanding notes on January 6, 2014 by Harland Clarke Holdings Corp. (“HCHC”) in respect of Valassis Communications, Inc.’s ( the “Company”) outstanding 6 5/8% Senior Notes Due 2021 (the “Notes”) issued pursuant to the Indenture, dated as of January 28, 2011 (as amended, supplemented, waived or otherwise modified, the “Indenture”), among the Company, the guarantors party thereto (the “ Guarantors”) and Wells Fargo Bank, National Association (the “Trustee”), the Company, the Guarantors and the Trustee entered into a Second Supplemental Indenture to the Indenture (the “Second Supplemental Indenture”), dated as of January 17, 2014, following receipt of tenders and consents with respect to $241,564,000 in aggregate principal amount of Notes.

The Second Supplemental Indenture amends the Indenture to modify certain definitions contained in the Indenture so that the proposed acquisition by HCHC of all of the outstanding equity interests of the Company (the “Acquisition”) pursuant to an agreement and plan of merger among the Company, HCHC and V Acquisition Sub, Inc. (“Merger Sub”), entered into on December 17, 2013, will not constitute a “Change of Control” under the Indenture, and the Company will not be required to make a “Change of Control Offer” under the Indenture in connection with the Acquisition.

Although the Second Supplemental Indenture has become effective, the amendments to the Indenture shall not become operative until the Acceptance Date (as defined in the Offer and Consent Solicitation), at which time they will automatically become effective without any further action immediately prior to the acceptance for payment of all shares of common stock of the Company tendered by holders thereof in the tender offer by Merger Sub for all of the outstanding common stock of the Company (the “Equity Tender Offer”) on such date. The amendments to the Indenture shall not become effective, or shall cease to be operative as the case may be, if the Equity Tender Offer and related merger are not consummated or HCHC does not accept for payment the Notes tendered pursuant to the terms of the Offer and Consent Solicitation (the “Tendered Notes”) or does not pay the applicable consideration to the holders of the Tendered Notes as required by the terms of the Offer and Consent Solicitation. Pursuant to the terms of the Offer and Consent Solicitation, HCHC’s obligation to accept for purchase and pay for the Notes remains conditioned upon (a) the substantially concurrent completion of the Acquisition and (b) the satisfaction of certain other customary conditions, and HCHC may waive any and all such conditions in whole or in part, subject to applicable law and subject to the terms of the Merger Agreement.

This description of the Second Supplemental Indenture and related matters is not complete and is qualified in its entirety by the actual terms of the Second Supplemental Indenture, a copy of which is incorporated herein by reference and attached hereto as Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of January 17, 2014, among Valassis Communications, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as Trustee, relating to the 6 5/8% Senior Notes due 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

Dated: January 21, 2014	By:	/s/ Todd L. Wiseley
Name: Todd L. Wiseley Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of January 17, 2014, among Valassis Communications, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as Trustee, relating to the 6 5/8% Senior Notes due 2021.